GUZIK & ASSOCIATES
                       1800 Century Park East, Fifth Floor
                          Los Angeles, California 90067
                             Telephone 310-788-8600
                             Facsimile 310-788-2835




                                 January 22, 1999


                                  VIA EDGAR

  U.S. Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

       Re:  NewCom, Inc. Registration Statement on Form S-3

  Ladies and Gentlemen:

     We have acted as counsel to NewCom, Inc. (the "Company") in connection with its Registration Statement on Form S-3.

     In our opinion, the 4,337,533 outstanding shares of Common Stock included in the Registration Statement have been, and the remaining shares of Common Stock covered by the Registration Statement which may be issued, when issued in accordance with the terms of their governing agreements, will be, legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1.


                                Very truly yours,

                                /s/ Samuel S. Guzik

                                For Guzik & Associates